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                                                                EXHIBIT 3.11(ii)



                                     BYLAWS
                                       OF
                          URS CORPORATION GREAT LAKES

                     (formerly: Daverman Associates, Inc.)


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                                    BY-LAWS

                                       of

                           DAVERMAN ASSOCIATES, INC.

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                                   ARTICLE I.

                                     OFFICE

         Section 1. The registered office and place of business of the corporation in the State of Michigan shall be 924 Grandville Avenue, S.W., Grand Rapids, Michigan.

         Section 2. The corporation may have other offices at such other place or places within or without the State of Michigan as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                  ARTICLE II.

                                  SHAREHOLDERS

         Section 1. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the office of the corporation, or at such other place as may be designated by the Board of Directors, on the tenth Tuesday following the close of the fiscal year of the corporation (unless such day be a holiday, then on the next following business day), at ten o'clock in the forenoon, and notice thereof shall be given by written or printed notice served upon each shareholder entitled to vote thereat, either personally, or by mailing such notice, postage prepaid, addressed to him at his post office address as such address shall appear on the stock records of the corporation, at least five (5) days prior to the holding of the meeting. No notice of the annual meeting of shareholders shall be required as
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to any shareholder who shall attend such meeting in person or by proxy, nor shall any notice be required as to any shareholder who shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting is held.

         Section 2. Special meetings of the shareholders shall be held at such place within or without the State of Michigan as may be designated in the notice thereof and shall be called at any time by the Secretary or any other office, whenever directed by the Board of Directors or by the President, or upon the written request of shareholders holding in the aggregate at least ten per centum (10%) of the issued and outstanding capital stock of the corporation entitled to vote on the business to be transacted at such meeting, delivered to such officer. Notice of every special meeting shall be given by a written or printed notice served upon each shareholder, either personally or by mailing such notice, postage prepaid, addressed to him at his post office address as such address shall appear on the stock records of the corporation, at least ten (10) days prior to the time of holding the meeting. No notice of the special meeting of the shareholders shall be required as to any shareholder who shall attend such meeting in person or by proxy, not shall any notice be required as to any shareholder who shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting is held.

         Section 3. At all meetings of the shareholders, in order to constitute a quorum, there shall be present, either in person or by proxy, shareholders then entitled to cast a majority in number of votes upon any question other than the election of directors, and for the election of directors there shall be present, in person or by proxy, the holders of a majority in interest of the then outstanding stock of any class then vested with voting power; but if at any regularly called meeting of shareholders there be less than a quorum present, the shareholders present may adjourn the meeting from time to time without further notice until a quorum is had.

         Section 4. Unless otherwise provided in the Articles of Incorporation of the corporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder; but, except where the transfer books of the corporation shall have
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been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote, as hereinafter in these By-Laws provided, no share of stock shall be voted on at any meeting of shareholders which shall have been transferred on the books of the corporation within ten
(10) days preceding such meeting.

         Section 5. At all meetings of shareholders, any shareholder shall be entitled to vote in person or by proxy, but no proxy shall be voted on after three (3) years from its date unless said proxy provides for a longer period. Proxies shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.

         Section 6. The President, or, in his absence, any executive officer of the corporation, shall call all meetings of the shareholders to order, and, unless otherwise ordered by the shareholders, shall act as Chairman of such meeting.

         Section 7. The Secretary of the corporation shall act as secretary of all meetings of the shareholders, or, in his absence, the presiding officer may appoint any person to act as secretary.

         Section 8. A complete list of the shareholders entitled to vote at each election of directors, arranged in alphabetical order, shall be prepared and made by the officer or agent who shall have charge of the stock records of the corporation and filed at the place where the election is to be held, at least ten (10) days before every election, and shall for such ten (10) days at all times during the usual hours for business, be open for examination by any registered shareholder entitled to vote at such election and holding in the aggregate at least two per centum (2%) of the outstanding capital stock of all classes of the corporation, and during the whole time of said election, be subject to inspection of any shareholder or his proxy who may be present.

         Section 9. No action of the shareholders shall be deemed approved or adopted unless it shall have received the affirmative vote of at least Fifty-one Per Cent (51%) of the outstanding shares of the stock of the corporation, or such greater affirmative vote as may be required by these By-Laws.


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                                  ARTICLE III.

                                   DIRECTORS

         Section 1. The property and business of the corporation shall be managed by a Board of seven (7) directors. To be qualified as a director, a person shall be a shareholder of the Company and shall be either a registered architect, professional engineer, or land surveyor, under the provisions of Michigan Statutes Annotated, Section 18.4(17). The directors shall be elected by the holders of the capital stock entitled to vote for directors at the annual meeting, and shall hold office for one (1) year and until their successors are respectively elected and qualified, or until such time as they are no longer qualified, whichever is sooner.

         Section 2. Any vacancy in the Board of Directors, however created, shall be filled by a special meeting of the shareholders called for that purpose.

         Section 3. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, at a time fixed by the directors acting in accordance with Section 6 of this Article, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine. No notice need be given of regular meetings of the Board.

         Section 4. Special meetings of the Board of Directors may be called by the President or Secretary or by any director by a written or printed notice served personally upon each director, or mailed or telegraphed to his address as shown upon the books of the corporation, at least five (5) days prior to the time of holding the meeting.

         Section 5. The Board of Directors may hold its meetings and have an office or offices, and keep the books of the corporation, except the original or duplicate stock record, outside the State of Michigan, at such other place or places, as may from time to time be determined by resolution of the Board or by consent of all its members given in writing.

         Section 6. Five (5) directors shall constitute a quorum for the transaction of business. No action of the Board of
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Directors shall be deemed approved or adopted unless it shall have received the affirmative vote of at least five (5) directors.

         Section 7. The Board of Directors shall have power to authorize the making and execution on behalf of the corporation of any lawful contracts, and to employ agents, factors, clerks and workmen, to fix their compensation, to prescribe their duties; to dismiss any employees without previous notice, and generally to control all the affairs of the corporation, and to exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders. The establishment or alteration of an employment relationship with any person who is a shareholder shall be made or done only upon the affirmative vote of directors owning in total Sixty-five Per Cent (65%) of the outstanding stock of the corporation.

         Section 8. In the event any action is taken by the Board of Directors, any director who shall have been present at the meeting and voted against such action shall have the right, within twenty-four (24) hours following the approval of such action by the Board of Directors, to call, or cause to be called, a special meeting of the shareholders of the Company for the purpose of rescinding such action of the Board of Directors. If no action shall be taken within twenty-four (24) hours following the time of adjournment of the meeting at which the protested action was taken to call, or cause to be called, a special meeting of the shareholders for the purpose of rescinding such action, then such action shall stand as the action of the Company.

         Section 9. The Board of Directors shall not have the power to authorize the issuance of any additional stock of the corporation except upon the affirmative vote of directors owning Sixty-Five Per Cent (65%) of the outstanding stock of the corporation.
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                                  ARTICLE IV.

                                    OFFICERS

         Section 1. The officers of the corporation shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer, who shall be chosen by the Board of Directors and shall hold office for one year and until their successors are chosen and qualify. The President shall be chosen from among the directors, but no other officer need be a director. The Secretary and Treasurer may be the same person, and the President or a Vice President may hold the office of Secretary or Treasurer, but not both. Assistants to the Secretary and Treasurer may also be elected.

         Section 2. Said officers (excepting Assistant Secretaries and Assistant Treasurers) shall be known as executive officers and shall have the usual powers and shall perform the usual duties incident to their respective officers, and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board of Directors. Assistant Secretaries and Assistant Treasurers shall have such duties as may be assigned by the Board from time to time.

         Section 3. In the absence or disability of any officer of the corporation, the Board of Directors may delegate his powers and duties to any other executive officer, or to any director, during such absence or disability, and the person so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

         Section 4. Any vacancy in any office shall be filled for the unexpired term by a required vote of the Board of Directors.

         Section 5. The Board of Directors may create such other office as they may determine, and appoint officers to fill the same and define their duties and fix their tenure of office.

         Section 6. The Board of Directors may at pleasure remove any officer of the corporation, in their absolute discretion.


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                                   ARTICLE V.

                          CHECKS, NOTES AND CONTRACTS

         Section 1. All checks, drafts, and orders for the payment of money shall be signed by such person or persons as the Board of Directors may from time to time determine. All endorsements for deposit shall be made by the Treasurer, or in his name, or by any other executive officer.

         Section 2. All promissory notes of the corporation and acceptances must be authorized by the Board of Directors and singed by any two of the aforesaid executive officers, or such other officer as the Board of Directors may designate.

         Section 3. All contracts, bonds, and agreements may be signed on behalf of the corporation by any officer of the corporation or assistant officer, without further authorization.

                                  ARTICLE VI.

                      FISCAL YEAR, RESERVES AND DIVIDENDS

         Section 1. The fiscal year shall be as is determined by the Board of Directors, from time to time.

         Section 2. The Board of Directors shall have power to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and to vary, increase or decrease or abolish any such reserve so created.

                                  ARTICLE VII.

                                      SEAL

         Section 1. The seal of the corporation shall be circular in form, with the name of the corporation and the state in which it is incorporated.

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                                 ARTICLE VIII.

                                     STOCK

          Section 1. Certificates of stock shall be issued and signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer (if any be appointed) and sealed with the seal of the corporation; provided, however, that where any such certificate is signed by a transfer agent or by a transfer clerk on behalf of the corporation, and by a registrar, the signatures of any such officer and/or the seal of the corporation may be facsimiles, engraved or printed.

         Section 2. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by his attorney upon surrender and cancellation of certificates for a like number of shares.

         Section 3. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfers, and may require all such certificates to bear the signature of such transfer agent and of such registrar of transfers.

          Section 4. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books of the corporation, as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to received payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as


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shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         Section 5. In case any certificate of stock is lost, mutilated or destroyed, the Board of Directors may issue a new certificate in place thereof upon such terms and conditions as they may deem advisable and as may be permitted by the laws of the State of Michigan.

                                  ARTICLE IX.

                                WAIVER OF NOTICE

         Section 1. Whenever any notice whatever is required to be given under the provisions of these By-Laws or of any law, a waiver thereof in writing, signed by the persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE X.

                                   AMENDMENTS

         Section 1. The shareholders may at any meeting amend, alter or repeal any of these By-Laws by the affirmative vote of the holders of Sixty-five Per Cent (65%) of the shares of common stock issued and outstanding; provided the substance of the proposed amendment shall have been stated in the notice of the meeting, or by unanimous vote of all the shareholders without such notice.

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                             AMENDMENTS TO BY-LAWS

2-1-66    Increase number of directors to 8, and elect R. E. Wiggins.

10-7-69   Directors no longer required to be shareholders.

10-6-70   Increase number of allowable directors to 10.

11-6-70   C. D. Lane elected to board.

3-9-71    J. H. Volkers appointed resident agent.

3-6-73 Board meetings permitted by conference telephone and actions taken without a meeting if later confirmed in writing.

3-5-74    G. Vander Sluis elected to board.

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                         URS GREINER, INC. GREAT LAKES

                           ACTION BY WRITTEN CONSENT
                       OF THE SOLE STOCKHOLDER IN LIEU OF
                          ANNUAL STOCKHOLDERS MEETING

                         Effective as of June 15, 1998

URS Greiner Engineering, Inc., being the sole stockholder of URS Greiner, Inc. Great Lakes, a Michigan corporation, (the "Corporation") acting in accord with applicable statutes, by written consent in lieu of a meeting, hereby takes the following actions:

AMENDMENT OF THE BY-LAWS OF THE CORPORATION

         WHEREAS, the Section 1 of Article III of the Bylaws of the Corporation provides that the Board of Directors shall consist of seven (7) members; and

         WHEREAS, the Corporation's sole stockholder believes it to be in the best interests of the Corporations to provide for a Board of Directors of four (4) members to manage the property and business of the Corporation; it is

         NOW, THEREFORE, RESOLVED, that the first sentence of Section 1 of
         Article III of the By-Laws of the Corporation shall be amended to read in full as follows:

         "The property and business of the corporation shall be managed by a Board of four (4) members."

ELECTION OF DIRECTORS

         RESOLVED, that the Corporation's sole stockholder hereby elects the following individuals to be directors of the Corporation to serve until their removal or resignation or the election and qualification of their successors at the next annual meeting or otherwise:

                  Kent P. Ainsworth
                  Richard L. DeWitt
                  William A. Stevenson
                  Irwin L. Rosenstein
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Dated as of June 15, 1998

                             URS Greiner Engineering, Inc., a Nevada corporation

                             By: /s/ JOSEPH MASTERS
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                                 Joseph Masters
                                 Vice President